EXHIBIT 23.2



                      Consent of PricewaterhouseCoopers LLP

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of U.S. Industries, Inc. of our report dated November 14, 1997 relating to the financial statements, which appears in the U.S. Industries, Inc. Annual Report on Form 10-K/A for the year ended October 3, 1998. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 9, 1999










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